SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report(Date of earliest event reported): November 21, 1996

                     STANDARD FEDERAL BANCORPORATION, INC.
              (Exact name of registrant as specified in charter)


            MICHIGAN         1-13734             38-2899274
          (State of          (Commission         (I.R.S. Employer
          Incorporation      File Number)        Identification
                                                       No.)


                           2600 West Big Beaver Road
                             Troy, Michigan 48084
                                (810) 643-9600
                   (Address of Principal Executive Offices)

                        Registrant's telephone number,
                      including area code: (810) 643-9600

                                Not applicable
                        (Former name or former address,
                         if changed since last report)

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ITEM 5.  OTHER EVENTS

On November 21, 1996, Standard Federal Bancorporation, Inc. ("Registrant") entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Registrant, ABN AMRO North America, Inc. and Heitritz Corp. Pursuant to the Merger Agreement, MergerSub will merge with and into the Registrant (ther "Merger"), as a result of which the Registrant will be the surviving corporation. On the effective date of the Merger, each share of Registrant's common stock issued and outstanding, other than shares owned by Purchaser or any affiliate of Purchaser, will be converted into the right to receive $59.00 in cash.

      In order to facilitate the acquisition of the Company pursuant to the Merger Agreement, the Registrant also entered into an Option Agreement with Purchaser on November 21, 1996, pursuant to which the Registrant granted Purchaser an option to acquire up to 6,209,894 share of the Registrant's newly issued common stock, subject to certain terms and conditions. The option is exercisable at $52.50 per share, and the Registrant has amended its Rights Agreement to exempt the Purchaser and the acquisition of shares pursuant to the Option or the Merger from the Registrant's "poison pill" plan.

         The Merger is subject to regulatory and shareholder approvals.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND  EXHIBITS

(a)      Financial Statements of Businesses Acquired.

         None
(b)      Pro forma Financial Information

         None

(c)      Exhibits:

Exhibit
  No.            Description
-------  -----------

  2.1 Agreement and Plan of Merger, dated November 21, 1996, by and among ABN AMRO North America, Inc., Heitritz Corp. and Standard Federal Bancorporation, Inc.

  2.2 Option Agreement, dated November 21, 1996, by and between ABN AMRO North America, Inc. and Standard Federal Bancorporation, Inc.

  2.3 Amendment to Rights Agreement, dated November 21, 1996, between Standard Federal Bancorporation, Inc. and Registrar and Transfer Company.

  99.1           Press Release

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


STANDARD FEDERAL BANCORPORATION, INC.


By: /S/ RONALD J. PALMER
   Ronald J. Palmer, Senior Vice President


Date: November 22, 1996